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                                   Exhibit 21

                         Subsidiaries of the Registrant

Parent
------

Jefferson Bancshares, Inc.

                                       Percentage            Jurisdiction or
Subsidiaries                          of Ownership        State of Incorporation
------------                          ------------        ----------------------

Jefferson Federal Savings and
  Loan Association                    100%                       Federal

Jefferson Service Corporation
  of Morristown, Tennessee, Inc.      100%                       Tennessee